UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2011
McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street New Orleans, Louisiana (Address of principal executive offices)	70112 (Zip Code)
Registrant’s telephone number, including area code: (504) 582-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
In 2009, McMoRan Oil & Gas LLC (MOXY), a wholly owned subsidiary of McMoRan Exploration Co. (McMoRan), and Whitney Exploration, LLC (Whitney) entered into an exploration agreement pursuant to which Whitney has participated in MOXY’s exploration and development activities at several prospects, including a 2.97% working interest in Davy Jones and a 2% working interest in Blackbeard East. On September 8, 2011, McMoRan and MOXY entered into a Purchase and Sale Agreement (the Purchase Agreement) with Whitney and its sole member, Stephen J. Williams, pursuant to which MOXY purchased all of Whitney’s interests under such exploration agreement (defined as Interests in the Purchase Agreement), in return for $10 million cash, 2,835,158 shares of McMoRan common stock, and MOXY’s assumption of all obligations and liabilities of Whitney with respect to the Interests (or, to the extent such obligations are owed by Whitney to MOXY, MOXY’s release of Whitney from such payment or reimbursement obligations). The parties made customary representations and warranties to each other, and have agreed to indemnify each other in connection with breaches of such representations and warranties.
In connection with the issuance of the shares of McMoRan common stock, McMoRan and Whitney entered into a Registration Rights Agreement, dated September 8, 2011 (the Registration Rights Agreement), pursuant to which McMoRan agreed to, within 30 days, (1) prepare and file with the Securities and Exchange Commission (the SEC) a shelf registration statement with respect to the shares of McMoRan common stock issued to Whitney under the Purchase Agreement (the Registrable Securities) that would permit some or all of the Registrable Securities to be resold in registered transactions and (2) use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while Whitney holds Registrable Securities.
The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text thereof. Copies of the Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibits 10.1 and 4.1, respectively.
Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Purchase Agreement, McMoRan issued 2,835,158 shares of McMoRan’s common stock to Whitney as part of the consideration.
The information set forth under Item 1.01 regarding the Purchase Agreement is incorporated by reference into this Item 3.02.
The issuance of the McMoRan common stock did not involve any public offering and was exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), pursuant to Section 4(2) of the Securities Act. The securities described above will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the securities may be offered and sold only in transactions that are exempt from registration under the Securities Act and the securities laws of any other applicable jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.
By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary (authorized signatory and Principal Financial Officer)

Date: September 9, 2011

McMoRan Exploration Co.
Exhibit Index
Exhibit Number

4.1	Registration Rights Agreement dated September 8, 2011, by and among McMoRan Exploration Co. and Whitney Exploration, LLC.

10.1	Purchase Agreement by and between McMoRan Exploration Co., McMoRan Oil & Gas LLC, as buyer, Whitney Exploration, LLC, as seller, and Stephen J. Williams, dated as of September 8, 2011.